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                                                        Exhibit (11) (a)





                              AUDITORS' CONSENT


The Board of Directors of
    The ARCH Fund, Inc.:


        We hereby consent to the incorporation by reference into the Statement of Additional Information for the ARCH Growth Equity Portfolio constituting part of Post-Effective Amendment No. 40 to the Registration Statement on Form N-1A of The ARCH Fund, Inc. (the "Registration Statement") of our report dated November 6, 1996 relating to the financial statements and financial highlights of the Arrow Equity Portfolio as of September 30, 1996 and for the periods indicated therein, and to the incorporation by reference of our report into the Prospectus for Investor A and Investor B Shares of the ARCH Growth Equity Portfolio which also constitutes part of the Registration Statement. We also consent to the references to our firm under the headings "Financial Highlights" in the Prospectus for Investor A and Investor B Shares of the ARCH Growth Equity Portfolio and "Independent Auditors" in the Statements of Additional Information for the ARCH Growth Equity Portfolio and ARCH Small Cap Equity Index Portfolio constituting part of the Registration Statement.



                                                /s/KPMG Peat Marwick LLP
                                                KPMG Peat Marwick LLP

Columbus, Ohio
June 16, 1997